King & Wood LLP                          975 Page Mill Road, Palo Alto, CA 94304
                                        Tel. (650) 320-4599  Fax: (650) 494-1387
                                                     charles.law@kingandwood.com




                                                                  March 29, 2007


VIA ELECTRONIC TRANSMISSION
China Pharma Holdings, Inc.
Second Floor, No. 17, Jinpan Road,
Haikou, Hainan Province, China

     RE:  China Pharma  Holdings,  Inc.
          Form SB-2  Registration  Statement (File No.333-    )

Ladies and Gentlemen:

     We are rendering this opinion in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by China Pharma Holdings, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 3,758,823 shares of common stock of the Company, including 1,252,941 shares of common stock issuable upon exercise of outstanding warrants.

     We have examined such instruments, documents and records, as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that: (a) the outstanding shares of common stock being sold pursuant to the Registration Statement are legally and validly issued, fully paid and non-assessable; and (b) the shares of common stock issuable upon exercise of outstanding warrants are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

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King & Wood LLP                          975 Page Mill Road, Palo Alto, CA 94304
                                        Tel. (650) 320-4599  Fax: (650) 494-1387
                                                     charles.law@kingandwood.com



Very truly yours,

King & Wood LLP

By: /s/ Charles Law
-----------------
Charles Law